SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) February 26, 1998

                       Keller Financial Services of Florida, Inc.
               (Exact name of registrant as specified in charter)


        Florida                         33-46921-A          59-3110610
(State of other jurisdiction  (Commission       (IRS Employer
     of incorporation)        File Number)     Identification No.)



18167 U.S. Hwy 19 N, Suite 450, Clearwater, FL    33623
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code (813) 524-1400





                                       N/A
          (Former name or former address, if changed since last report)



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Item 4.   Changes in Registrant's Certifying Accountant.

     On February 26, 1998, Keller Financial Services of Florida, Inc. (the "Company") was advised by KPMG Peat Marwick LLP ("KPMG") that KPMG was resigning as the Company's independent accountants.

    KPMG's reports on the financial statements of the Company for the fiscal years ended December 31, 1994 and 1995 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     To the knowledge of the present executive management and the Board of Directors of the Company, in connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1994 and 1995, and the subsequent interim period, there were no disagreements with KPMG on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in its reports, except as to the audit as of and for the year ended December 1996;
(1) KPMG had requested certain information which the Company was unablbe to provide as of the date of KPMG's resignation. KPMG has stated that the lack of such information presented a scope limitation with respect to the completion of the audit as of and for the year ended December 1996. (2) KPMG communicated to the Company that as a result of a number of changes in the Company's senior financial management, KPMG is unwilling to rely on representations of current management with respect to the financial information provided for the period ended December 31, 1996. As a result of its resignation, KPMG will not complete the audits as of and for the year ended December 31, 1996.

   The Company is currently interviewing independent accountants to complete the audits as December 31, 1997 and 1996 and for the two years then ended.

Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits.

          Exhibit No.    Description of Document

          16. Letter dated March 27, 1998 from KPMG Peat Marwick LLP to the Securities and Exchange Commission.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Keller Financial Services of Florida, Inc.

Date:  March 27, 1998      By:  /s/ Brian R. Keller
                                 Its:  Chairman and Secretary and Treasurer

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